SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2015

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2015, to obtain funding for working capital purposes and to refinance the indebtedness incurred on November 3, 2015, International Stem Cell Corporation (the “Company”) issued an unsecured, non-convertible promissory note in the principal amount of $3,110,000 (the “Loan”) to Dr. Andrey Semechkin in return for Dr. Semechkin (i) surrendering the note issued to him by the Company on November 3, 2015 in the principal amount of $2,862,000, and (ii) providing an additional $248,000 of funds to the Company. Dr. Semechkin is the Company’s Co-Chairman and Chief Executive Officer.

The principal amount under the Note accrues interest at a rate of One Half of One Percent (0.50%) per annum. The Note is due and payable January 10, 2016, but may be pre-paid by the Company without penalty at any time.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The description of the Note set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01	EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Note issued on December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Mahnaz Ebrahimi
Mahnaz Ebrahimi
Chief Financial Officer

Dated: December 14, 2015